Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(273,885,695)
Unrealized Gain (Loss) on Market Value of Commodity Futures	36,512,556
Dividend Income	1,346,926
Interest Income	466,842
ETF Transaction Fees	48,000
Total Income (Loss)	$(235,511,371)

Expenses
General Partner Management Fees	$285,404
Professional Fees	128,678
Brokerage Commissions	177,539
Directors' Fees and insurance	10,731
License fees	7,135
Total Expenses	$609,487
Net Income (Loss)	$(236,120,858)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/23	$429,338,476
Additions (64,700,000 Shares)	697,776,722
Withdrawals (10,900,000 Shares)	(121,809,484)
Net Income (Loss)	(236,120,858)

Net Asset Value End of Month	$769,184,856
Net Asset Value Per Share (83,984,588 Shares)	$9.16

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596